Exhibit 99.4

Offer to Exchange
8 1/8% Senior Secured Notes due 2016
(Registered Under The Securities Act of 1933)
For Any and All Outstanding
8 1/8% Senior Secured Notes due 2016
of
ALTRA HOLDINGS, INC.

To Our Clients:

Enclosed is a Prospectus, dated          , 2010, of Altra Holdings, Inc., a Delaware corporation (the “Issuer”), and a related Letter of Transmittal (which together constitute the “Exchange Offer”) relating to the offer by the Issuer to exchange its new 8 1/8% Senior Secured Notes due 2016 (the “Registered Notes”) registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its issued and outstanding 8 1/8% Senior Secured Notes due 2016 (the “Original Notes”) upon the terms and subject to the conditions set forth in the Exchange Offer.

Please note that the Exchange Offer will expire at 5:00 p.m., New York City time,          on          , 2010, unless extended (the “Expiration Date”).

The Exchange Offer is not conditioned upon any minimum number of Original Notes being tendered.

We are the holder of record and/or participant in the book-entry transfer facility of Original Notes held by us for your account. A tender of such Original Notes can be made only by us as the record holder and/or participant in the book-entry transfer facility and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Original Notes held by us for your account.

We request instructions as to whether you wish to tender any or all of the Original Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may, on your behalf, make the representations contained in the Letter of Transmittal.

Pursuant to the Letter of Transmittal, each holder of Original Notes will represent to the Issuer that (i) the holder is not an “affiliate” (as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”)) of the Issuer, (ii) any Registered Notes acquired in exchange for Original Notes will have been acquired in the ordinary course of the holder’s business, (iii) at the time of commencement of the Exchange Offer, the holder has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Registered Notes to be issued in the Exchange Offer in violation of the Securities Act, (iv) if the undersigned is not a broker-dealer, the undersigned is not engaged in, and does not intend to engage in, a distribution of Registered Notes, (v) if the undersigned is a broker-dealer that will receive Registered Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, that the undersigned will deliver a prospectus in connection with any resale of such Registered Notes, and (vi) the undersigned is not acting on behalf of any persons or entities who cannot truthfully make the foregoing representations. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Registered Notes, such broker-dealer is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

In addition, your attention is directed to the following:

1. Registered Notes will be issued in the same aggregate principal amount as Original Notes accepted in the Exchange Offer. You may instruct us to tender some or all of your Original Notes in the Exchange Offer.

2. The Exchange Offer will expire at 5:00 p.m., New York City time on          , 2010, unless extended. Tenders of Original Notes may be withdrawn at any time prior to 5:00 p.m., New York City time on the Expiration Date.

3. If you wish to tender any or all of your Original Notes, we must receive your instructions in ample time to permit us to effect a valid tender on your behalf on or prior to the Expiration Date.

If you wish to have us tender any or all of your Original Notes held by us for your account upon the terms set forth in the Prospectus and Letter of Transmittal, please so instruct us by completing, executing and returning to us the instruction form below. If you authorize the tender of your Original Notes, all such Original Notes will be tendered unless otherwise specified in your instructions below. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR PRIOR TO THE EXPIRATION DATE.

The Exchange Offer is not being made to (nor will tenders of Original Notes be accepted from or on behalf of) holders of Original Notes in any jurisdiction in which the making or acceptance of the Exchange Offer would not be in compliance with the laws of such jurisdiction. However, the Issuer, in its sole discretion, may take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction, and may extend the Exchange Offer to holders of Original Notes in such jurisdiction.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

The undersigned hereby acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer made by Altra Holdings, Inc. with respect to its Original Notes.

This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Original Notes held by you for the account of the undersigned.

The aggregate face amount of the Original Notes held by you for the account of the undersigned is (fill in amount):

$

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐  To TENDER the following Original Notes held by you for the account of the undersigned (insert principal amount of Original Notes to be tendered, if any):

$

☐  NOT to TENDER any Original Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Original Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as beneficial owner(s), including but not limited to the representations, that (i) the holder is not an “affiliate” (as defined in Rule 405 of the Securities Act) of the Issuer, (ii) any Registered Notes acquired in exchange for Original Notes will have been acquired in the ordinary course of the holder’s business, (iii) at the time of commencement of the Exchange Offer, the holder has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Registered Notes to be issued in the Exchange Offer in violation of the Securities Act, (iv) if the undersigned is not a broker-dealer, the undersigned is not engaged in, and does not intend to engage in, a distribution of Registered Notes, (v) if the undersigned is a broker-dealer that will receive Registered Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, that the undersigned will deliver a prospectus in connection with any resale of such Registered Notes, and (vi) the undersigned is not acting on behalf of any persons or entities who cannot truthfully make the foregoing representations. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Registered Notes, such broker-dealer is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE UNDERSIGNED. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

SIGN HERE
Name of beneficial owner(s) (please print):

Signature(s):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date:

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